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                                                                      Exhibit 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in (i) Registration Statement of Homestake Mining Company (333-17357) and (ii) Post-Effective Amendment No. 5 to the Registration Statement of Homestake Mining Company on Form S-8 (File No. 2-90903) of our report dated June 9, 2000, on our audits of the financial statements and financial statement schedules of the Homestake Mining Company Savings Plan as of December 31, 1999 and 1998, and for the year ended December 31, 1999, which report is included in this Annual Report on Form 11-K.



/s/ PricewaterhouseCoopers LLP
---------------------------------------
PRICEWATERHOUSECOOPERS LLP


San Francisco, California
June 23, 2000